STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CPG CARLYLE FUND, LLC

Under Section 18-202 of the Delaware

Limited Liability Company Act

The undersigned, being the Principal Executive Officer of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

FIRST:               The name of the limited liability company is CPG Carlyle Fund, LLC (the “Company”).

SECOND:          The first certification of the Certificate of Formation of the Company, as filed with the Secretary of State of Delaware on October 23, 2012 and as amended on July 31, 2015, is hereby deleted in its entirety and replaced with the following:

FIRST:          The name of the limited liability company is CPG Carlyle Commitments Fund, LLC (the “Company”).

THIRD:              All other provisions of the Certificate of Formation of the Company shall remain in effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 20th day of March 2017.

CPG CARLYLE FUND, LLC

By:	/s/ Mitchell A. Tanzman
	Name:	Mitchell A. Tanzman
	Title:	Principal Executive Officer